EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Energy Focus, Inc.
Solon, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-228255) and Form S8 (Nos. 333-219805, 333-206088, 333-197422, and 333-193024) of Energy Focus, Inc. of our report dated March 24, 2020, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ GBQ Partners, LLC

Columbus, Ohio
March 24, 2020